Exhibit 4
Joint Filing Agreement
     In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree by and among them to the joint filing on behalf of them of a Statement on Schedule 13D and that this Agreement be included as an Exhibit to such filing. The undersigned further agree that any and all amendments to such Statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained in such Statement on Schedule 13D or in any such joint amendment thereto, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute one instrument.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 23rd day of January, 2008.

ODYSSEY HEALTHCARE, INC.
By:	/s/ Robert A. Lefton
	Name:	Robert A. Lefton
	Title:	President and Chief Executive Officer

ODYSSEY HEALTHCARE HOLDING COMPANY
By:	/s/ Robert A. Lefton
	Name:	Robert A. Lefton
	Title:	President and Chief Executive Officer

OHC INVESTMENT, INC.
By:	/s/ Robert A. Lefton
	Name:	Robert A. Lefton
	Title:	President and Chief Executive Officer

[Signature Page to Joint Filing Agreement]